Exhibit 99.2

SuccessFactors, Inc.

Change in Control Plan

Notice of Participation

[date]

Re: SuccessFactors, Inc. Change in Control Plan

Dear [Participant]:

SuccessFactors, Inc. (the "Company") has adopted the SuccessFactors, Inc. Change in Control Plan (the "Plan"), attached hereto as Exhibit A. Pursuant to Section 1.10 the Plan Administrator is required to appoint participants in the Plan in writing. This document is intended as notice to you that the Plan Administrator has appointed you as a Participant in the Plan ("Notice of Participation"). Terms not otherwise defined in this Notice of Participation are defined in the Plan. This Notice of Participation is governed by the terms of the Plan. This Notice of Participation and the Plan constitutes the entire agreement between you and the Company with respect to the subject matter hereof. By signing below, you expressly agree to be bound by the terms set forth in this Notice of Participation and the Plan. Failure by you to execute and return this Notice of Participation means that you will not be a Participant in the Plan and shall not be entitled to any of the payments or benefits provided pursuant to the Plan upon certain event. This Agreement may only be amended in writing signed by you and the Plan Administrator.

Very truly yours,

SuccessFactors, Inc.

I, having been designated a Participant in the Plan, have read the Plan, Notice of Participation and agree to be bound by the terms and conditions of the Plan and this Notice of Participation.

___________________________________

Participant

____________________________________

Signature of Participant

Exhibit A

SuccessFactors, Inc. Change in Control Plan